UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 8, 2010

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road, Taunton, MA 02780

(Address of Principal Executive Offices) (Zip Code)

(508) 824-6696

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2010, the Compensation Committee of the Board of Directors of Kopin Corporation (the “Company”) approved the seventh amended and restated employment agreement (the “Employment Agreement)” with Dr. John C.C. Fan, Chief Executive Officer of Kopin, which will become effective January 1, 2011 and terminate on December 31, 2014. Pursuant to the Employment Agreement, Dr. Fan will continue to be paid salary at the same annual rate, currently $495,000 per year, subject to the Board’s right to determine his salary and benefits for each subsequent year. Dr. Fan shall also be entitled to receive severance pay of $1.2 million, to be paid over a 24 month period, and $25,000 per year for 10 years to cover medical expenses in the event Dr. Fan is terminated without cause or resigns for “good reason” within 12 months of a change in control of the Company. Dr. Fan is entitled to indemnification from claims made against him in connection with his service to the Company, to any affiliated entity and as a fiduciary of any employee benefit plan of the Company. In addition, the Company will reimburse Dr. Fan for legal expenses if he prosecutes a successful legal action against the Company to enforce the Employment Agreement unless he is not the prevailing party. Under the terms of the Employment Agreement Dr. Fan assigns all inventions and agrees to a covenant not-to compete for a period of 12 months following termination.

The foregoing description of the material terms of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit with the Company’s Form 10-K for the 2010 fiscal year end.

Item 7.01.	Regulation FD Disclosure.

On December 9, 2010, the Company announced that its Board of Directors authorized a stock repurchase program of up to $15 million of the Company’s common stock. Pursuant to the stock repurchase program, the Company may purchase in one or more open market or private transactions up $15 million of shares of the Company’s common stock. The stock repurchase program shall terminate on December 8, 2012, unless earlier terminated by the Board of Directors. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this report (including Exhibit 99.1) is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release Announcing Adoption of Stock Buy Back Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2010

KOPIN CORPORATION

By:	/S/ RICHARD A. SNEIDER
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release Announcing Adoption of Stock Buy Back Program